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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  EDULINK, INC.
               (Exact name of registrant as specified in charter)

             Nevada                                       95-4562316
 State or other jurisdiction of                          IRS Employer
  Incorporation or organization                       Identification No.

                                                      Michael Rosenfeld
 201 Wilshire Blvd., Second Floor,             201 Wilshire Blvd., Second Floor,
  Santa Monica, California 90401                 Santa Monica, California 90401
Address of Registrant's Principal                Name, Address and Telephone
       Executive Officers                        Number of Agent for Service

                          2003 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                        Copies of all communications to:
                         11400 National Blvd., Suite 125
                          Los Angeles, California 90064

----------------------------------------------------------------------------------------------------------------------
                                           Calculation of Registration Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Securities to   Amount to Registered      Proposed Maximum       Proposed Maximum           Amount of
     be Registered                                 Offering Price Per     Aggregate Offering      Registration Fee
                                                         Share                   Price
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
      Common Stock           200,000,000(1)            $0.009(2)           $1,800,000.00(2)             $164
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The fee for the shares being registered is based upon the price of $0.009 per share, which was the closing bid price of the Common Stock on June 9, 2003, as reported on by OTCBB.


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                                TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN SECTION (A) PROSPECTUS                         3

Item 1. Plan Information                                                      3

Item 2. Registration Information and Employee Plan Annual Information         3

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT                        3

Item 3. Incorporation of Documents by Reference                               3

Item 4. Description of Securities                                             4

Item 5. Interests of Named Experts and Counsel                                4

Item 6. Indemnification of Directors and Officers                             4

Item 7. Exemption for Registration Claimed                                    4

Item 8. Exhibits                                                              4

Item 9. Undertakings                                                          4

SIGNATURES                                                                    5

EXHIBIT 4                                                                     8

EXHIBIT 5                                                                     14

EXHIBIT 23.1                                                                  15

EXHIBIT 23.2                                                                  8

EXHIBIT 24                                                                    6


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PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION

See Item 2 below.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to 201 Wilshire Blvd., Second Floor, Santa Monica, California 90401,
Attention: Michael Rosenfeld.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 as filed on April 15, 2003, and on Form 10-K/A, as filed on April 24, 2003; and the Registrant's Quarterly Report on Form 10-Q for the three month period ended March 31, 2003 as filed on May 20, 2003, and on Form 10-Q/A as filed on June 10, 2003.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Form 10-K referred to in (a) above.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modified or superseded such statement.


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ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
EduLink's By-laws provide for indemnification of officers and directors to the fullest extent permitted by Nevada law. In addition, under EduLink's By-laws, no director shall be liable personally to EduLink or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the Certificate of Incorporation does not eliminate the liability of directors for
(i) any breach of the director's duty of loyalty to EduLink or its stockholders;
(ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit.
ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 9. UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities


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offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the Company in the successful defense of that action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Santa Monica, State of California, on June 10, 2003.

                                                    EDULINK, INC.
                                                    /s/ Michael Rosenfeld
                                                    ----------------------------
                                                    Michael Rosenfeld
                                                    Executive Vice President
                                                    and Co-Chairman of the Board


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                            SPECIAL POWER OF ATTORNEY

The undersigned constitute and appoint Michael Rosenfeld their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

      Signature                                 Title                                  Date
      ---------                                 -----                                  ----
/s/ Michael Rosenfeld                Chief Executive Officer and                   May 29, 2003
---------------------
  Michael Rosenfeld             Co-Chairman of the Board of Directors

 /s/ Ronald Rescigno              President and Co-Chairman of the                 May 29, 2003
 ------------------
   Ronald Rescigno                       Board of Directors

 /s/ Dorothy Tucker                           Director                             May 29, 2003
 ------------------
   Dorothy Tucker

   /s/ Shawn Gross                            Director                             May 29, 2003
   --------------
     Shawn Gross


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                                  EXHIBIT INDEX

Exhibit No.                Description

4                          2003 Stock Compensation Plan, dated March 3, 2002
                           (filed herewith).

5                          Opinion Re: Legality (filed herewith)

23.1                       Consent of Accountants (filed herewith)

23.2                       Consent of Counsel (included in Exhibit 5)

24                         Special Power of Attorney (see Signature Page)


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